                                                                      EXHIBIT 10

                           STATE STREET CORPORATION

                401(k) RESTORATION AND VOLUNTARY DEFERRAL PLAN


                            Effective July 1, 1999

                               TABLE OF CONTENTS

ARTICLE I NAME AND PURPOSE OF PLAN AND DEFINITIONS..........................................................      1
         1.1      Name and purpose..........................................................................      1
         1.2      Definitions...............................................................................      1

ARTICLE II ELIGIBILITY AND PARTICIPATION....................................................................      5
         2.1      Eligibility...............................................................................      5
         2.2      Commencement of participation.............................................................      5
         2.3      Cessation of eligibility..................................................................      7

ARTICLE III DEFERRED COMPENSATION AGREEMENTS, MATCHING CREDITS, NOTIONAL INVESTMENT OF ACCOUNTS.............      8
         3.1      Deferred Compensation Agreement.  ........................................................      8
         3.2      Deferrals must be elected in advance......................................................      8
         3.3      Amount of deferrals.......................................................................      9
         3.4      Changes in Deferred Compensation Agreement................................................     10
         3.5      Deferred Compensation Agreement effective on
                    Plan Administrator's approval...........................................................     10
         3.6      Matching Credit. .........................................................................     10
         3.7      Notional investment of Accounts.  ........................................................     10
         3.8      Accounting.  .............................................................................     11

ARTICLE IV VESTING..........................................................................................     12
         4.1      Vesting of Accounts.......................................................................     12

ARTICLE V PLAN DISTRIBUTIONS................................................................................     13
         5.1      Time of payment; in general...............................................................     13
         5.2      Option to elect payment at a specified date;
                    changes in distribution election........................................................     14
         5.3      Amount and form of payment; special rules for death and disability........................     16
         5.5      Hardship withdrawals......................................................................     18
         5.6      Certain tax matters.......................................................................     18
         5.7      Distribution of taxable amounts...........................................................     19

ARTICLE VI ADMINISTRATION OF THE PLAN.......................................................................     20
         6.1      Plan Administrator........................................................................     20
         6.2      Outside services..........................................................................     20
         6.3      Indemnification...........................................................................     20
         6.4      Claims procedure..........................................................................     21

ARTICLE VII AMENDMENT AND TERMINATION.......................................................................     23
         7.1      Amendment; termination....................................................................     23
         7.2      Effect of amendment or termination........................................................     23

ARTICLE VIII MISCELLANEOUS PROVISIONS.......................................................................     24
         8.1      Source of payments........................................................................     24
         8.2      Other arrangements made subject to the Plan...............................................     24
         8.3      No warranties.............................................................................     25
         8.4      Inalienability of benefits................................................................     25
         8.5      Expenses..................................................................................     25
         8.6      No right of employment.  .................................................................     25
         8.7      Headings..................................................................................     25
         8.8      Acceptance of Plan terms.  ...............................................................     25
         8.9      Construction..............................................................................     26

ARTICLE 1
                   NAME AND PURPOSE OF PLAN AND DEFINITIONS
                   ----------------------------------------

1.1  Name and purpose.  State Street Corporation established the Plan effective
     ----------------
     as of July 1, 1999. The purpose of the Plan is twofold: to permit Participants to defer base pay and incentive pay in amounts exceeding those that may be deferred under the Basic Plan; and to make up, in the form of additional credits under the Plan, for certain matching contributions that cannot be made under the Basic Plan.

     The Plan is not intended to be qualified under Code (S) 401(a). The obligations of the Corporation and its subsidiaries under the Plan are intended to remain at all times unfunded for purposes of the Code and ERISA, and no Participant or Beneficiary shall have any rights under the Plan that are greater than those of an unsecured general creditor.

1.2  Definitions.  Capitalized terms have the meaning set forth below unless a
     -----------
     different meaning is required by the context:

     (1) "Account" means the bookkeeping account (or, as the context requires, the balance of the bookkeeping account) maintained by the Plan Administrator to reflect an Employer's obligations under the Plan with respect to any or all, as the context requires, of the following with respect to a Participant: elective deferrals (if any), Matching Credits (if any), and notional investment experience relating to either or both of the foregoing. The fact that the Plan Administrator maintains an Account for a Participant or Beneficiary does not require that the Employer's obligations represented by that Account be funded in any way or that the Participant or Beneficiary, as the case may be, has any right or claim (other than that of an unsecured general creditor) to any assets of the Employer.

     (2) "Applicable Compensation" has the same meaning as in the Basic Plan, determined without regard to the limitations of Code (S) 401(a)(17) (or the comparable limitations in the Basic Plan) and without regard to any exclusion for amounts electively deferred under the Plan.

     (3) "Basic Plan" means the State Street Corporation and Certain Related Companies Salary Savings Program.

     (4) "Beneficiary" means the person or persons designated by the Participant in writing, subject to such rules as the Plan Administrator may prescribe, to receive benefits under the Plan in the event of the Participant's death. In the absence of an effective designation at the time of the Participant's death, the Participant's Beneficiary shall be his or her surviving spouse, or, if the Participant is then unmarried or his or her spouse does not survive, the Participant's estate.

     (5)  "Board" means the Board of Directors of State Street Corporation.

     (6) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (7) "Deferred Compensation Agreement" means the written agreement described in Section 3.1.

     (8)   "Effective Date" means July 1, 1999.

     (9) "Employee" means, except as otherwise provided by the Plan Administrator, an individual employed by the Employer who is on the Quincy, Massachusetts payroll.

     (10) "Employer" means any or all, as the context requires, of State Street Corporation and any other related company that adopts this Plan with State Street Corporation's approval. Except as otherwise provided in
           Section 5.1, an individual employed by an Employer shall be considered to have suffered a termination of employment when the Employer (or the division or other business unit of the Employer where the individual is employed) is sold or otherwise disposed of in a transaction described in Section 5.1(i).

     (11)  "Entry Date" means July 1, 1999 and any subsequent January 1.

     (12) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (13) "Incentive Pay" means an Employee's cash bonus and/or cash incentive pay payable under a bonus and/or incentive plan maintained by the Employer, other than (i) any such bonus or incentive pay that is automatically deferred pursuant to the terms of such bonus and/or incentive plan, and/or (ii) any such bonus or incentive pay that is payable under a plan or program that is determined by the Plan Administrator to be ineligible for deferral under the Plan.

     (14)  "Matching Credit" means an amount credited under Section 3.6.

     (15) "Participant" means an Employee who meets the eligibility requirements of the Plan and elects to participate in the Plan, or who has an Account under the Plan.

     (16) "Plan" means the State Street Corporation 401(k) Restoration and Voluntary Deferral Plan, as from time to time amended and in effect.

     (17) "Plan Administrator" means the Plan Administrator appointed pursuant to Section 6.1.

     (18) "Plan Year" means the period July 1 through December 31, 1999 and each calendar year thereafter.

ARTICLE 2
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

2.1  Eligibility.  An Employee is eligible to participate in the Plan for a Plan
     -----------
     Year only if:

     (1) his or her annual rate of Applicable Compensation, determined as of the October 1 immediately preceding the beginning of the Plan Year (April 1, 1999 in the case of the first Plan Year) is not less than the dollar limit for the Plan Year under Code (S) 401(a)(17); and

     (2)  he or she has the title of vice president (or equivalent) or higher.

     It is intended that eligibility to participate in the Plan shall in all events be limited to a "select group of management or highly compensated employees" as that term is used in ERISA Sections 201(2), 301(a)(3) and 401(a)(1) (a "top-hat group"), and to that end the Plan Administrator shall have the right to limit eligibility selectively by excluding from eligibility any individual who, although satisfying the requirements of (a) and (b) above, may not, in the determination of the Plan Administrator, be treated as includible in a "top-hat group."

2.2  Commencement of participation.
     -----------------------------

     (1)  Employees hired before 2000:
          ---------------------------

          (1) If an Employee is hired on or before April 1, 1999 and is otherwise eligible to participate in the Plan, he or she may elect to commence participation effective July 1, 1999 or on any subsequent January 1 provided he or she continues to be eligible.

          (2) If an Employee is hired after April 1, 1999 and on or before December 31, 1999, and is otherwise eligible to participate in the Plan, he or she may elect to commence participation according to the following table:

                  Date of hire                             Date of initial participation
                  ------------                             -----------------------------
          April 2 through September 30, 1999             January 1, 2000 or any subsequent
                                                         January 1 while eligible

          October 1 through December 31, 1999            January 1, 2001 or any subsequent
                                                         January 1 while eligible

     (2)  Employees hired after 1999:  If an Employee is hired after 1999
          --------------------------
          and is otherwise eligible to participate, he or she may elect to commence participation according to the following table:

                  Date of hire                      Date of participation
                  ------------                      ---------------------
          January 1 through September 30                January 1 following date of hire or
                                                        any subsequent January 1 while
                                                        eligible

          October 1 through December 31                  Second January 1 following date of
                                                         hire or any subsequent January 1
                                                         while eligible

2.3  Cessation of eligibility. If after commencing participation in the Plan a
     ------------------------
     Participant's annual rate of Applicable Compensation falls below the limitation amount then applicable under Code (S) 401(a)(17), the Participant's participation in the Plan shall promptly be adjusted as follows: (i) until such time as the Participant's annual rate of Applicable Compensation again exceeds the applicable limitation amount under Code (S) 401(a)(17), the Participant shall be ineligible to elect deferrals from Applicable Compensation, and any prior election shall be suspended insofar as it relates to Applicable Compensation; (ii) no additional Matching Credits shall be made to the Participant's Account; but (iii) the Participant (so long as he or she is not otherwise ineligible to continue active participation in the Plan) may continue to elect deferrals from Incentive Pay (and any prior election shall continue to be given effect insofar as it relates to Incentive Pay), and the Participant's Account shall continue to be adjusted for notional earnings or other notional investment experience. If after commencing participation in the Plan a Participant ceases to have the title of vice president (or equivalent) or a higher title, all additional deferrals and Matching Credits under the Plan shall cease effective with the next Plan Year; provided, that the Participant's Account shall continue to be adjusted for notional earnings or other notional investment experience.

ARTICLE 3
                       DEFERRED COMPENSATION AGREEMENTS,
                          MATCHING CREDITS, NOTIONAL
                            INVESTMENT OF ACCOUNTS
                            ----------------------

3.1  Deferred Compensation Agreement.  An eligible Employee may elect to defer a
     -------------------------------
     portion of his or her Applicable Compensation and/or Incentive Pay by entering into a Deferred Compensation Agreement. Amounts deferred shall be credited to the Participant's Account as soon as practicable after the deferral is withheld from pay.

3.2  Deferrals must be elected in advance.
     ------------------------------------

     (1)  Deferrals from Applicable Compensation.  Insofar as it relates to
          --------------------------------------
          Applicable Compensation, a Deferred Compensation Agreement must be received and accepted by the Plan Administrator prior to the applicable Entry Date for the Plan Year in which the Applicable Compensation is to be earned (or by such earlier date as the Plan Administrator may prescribe).

     (2)  Deferrals from Incentive Pay. Insofar as it relates to Incentive Pay,
          ----------------------------
          a Deferred Compensation Agreement must be received and accepted by the Plan Administrator prior to the Entry Date for the Plan Year in which the Incentive Pay is to be earned (or by such earlier date as the Plan Administrator may prescribe); provided, that the initial Deferred Compensation Agreement of a Participant commencing participation as of July 1, 1999 may apply to all Incentive Pay earned by the Participant for calendar year 1999 and not yet payable as of July 1, 1999.

     (3)  Year by year deferrals.  Except as otherwise determined by the Plan
          ----------------------
          Administrator, a new Deferred Compensation Agreement must be timely executed for each Plan Year.

3.3  Amount of deferrals.
     -------------------

     (1)  Applicable Compensation. For each Plan Year an eligible Employee may
          -----------------------
          elect to defer the excess, if any, of (i) an amount selected by the Participant from 6% to 15%, in whole percentages, of his or her Applicable Compensation for the Plan Year, over (ii) the dollar limitation in effect for the Plan Year under Code (S) 402(g) (provided, that for the short first Plan Year the amount described in this clause shall be $5,000). Notwithstanding the foregoing, the Plan Administrator may require a minimum deferral greater than 6% of Applicable Compensation or impose a maximum limit that is less than 15% of Applicable Compensation.

     (2)  Incentive Pay. An eligible Employee may elect to defer up to 100% of
          -------------
          his or her Incentive Pay for a Plan Year, subject to the requirements of this subsection. The election to defer Incentive Pay may specify either the percentage amount to be deferred (in increments of 25%) or a whole dollar amount not less than $5,000; provided, that if the eligible Employee's total Incentive Pay for the Plan Year turns out to be less than $5,000, no portion thereof shall be deferred; and further provided, that if the eligible Employee's total Incentive Pay for the Plan Year is greater than $5,000 but the eligible Employee made a percentage deferral election that if literally applied would result in a deferral of less than $5,000, the amount deferred shall be $5,000.

3.4  Changes in Deferred Compensation Agreement. An eligible Employee may
     ------------------------------------------
     not change the amount he or she elects to defer under a Deferred Compensation Agreement after the beginning of the Plan Year to which the Agreement applies.

3.5  Deferred Compensation Agreement effective on Plan Administrator's approval.
     --------------------------------------------------------------------------
     A Deferred Compensation Agreement shall become effective only if accepted and approved by the Plan Administrator.

3.6  Matching Credit. For each Plan Year in which an eligible Employee enters
     ---------------
     into a Deferred Compensation Agreement with respect to his or her Applicable Compensation, a Matching Credit shall be added to his or her Account equal to the excess of (a) 3% of the Participant's Applicable Compensation for the Plan Year over (b) the maximum matching employer contribution which could have been made for the benefit of a participant under the Basic Plan for the Plan Year. Matching Credits shall be added to the Participant's Account monthly.

3.7  Notional investment of Accounts.  All Accounts hereunder shall be adjusted
     -------------------------------
     for notional (hypothetical) investment experience as described in this Section. The Plan Administrator shall designate for purposes of the Plan one or more existing investment or investment-fund alternatives (each, a "Tracking Option"), and shall give each Participant and the Beneficiary of each deceased Participant for whom an Account continues to be maintained the opportunity to allocate his or her Account(s) and/or additional deferrals or Matching Credits among the available Tracking Options. Amounts allocated under the Plan to a Tracking Option shall be treated as though notionally invested in that Tracking Option. In the absence of an affirmative allocation by a Participant or Beneficiary, the Plan Administrator may designate a default Tracking Option and treat the Account(s), deferrals or Matching Credits, as the case may be, (or such portion thereof as shall not have been affirmatively allocated by the

     Participant or Beneficiary) as being notionally invested in the default Tracking Option. The Plan Administrator shall periodically adjust Accounts to reflect increases or decreases attributable to these notional investments. Except as otherwise determined by the Plan Administrator, a Participant or Beneficiary may make notional investment changes once per calendar month. The Plan Administrator may prescribe such rules as it deems appropriate to carry out the purposes of this Section, including rules that offer a return of notional interest (for example, as in a bank savings account) as a Tracking Option. The Plan Administrator may at any time and from time to time eliminate or add Tracking Options or substitute a new for an existing Tracking Option, including with respect to balances already notionally invested under the Plan. An Employer may, but need not, purchase securities or other investments with characteristics similar to the Tracking Options from time to time offered under the Plan, but any such securities or other investments shall remain part of the Employer's general assets in the event of insolvency or bankruptcy.

3.8  Accounting.  The Plan Administrator shall maintain such accounts and
     ----------
     prepare such reports as it considers to be necessary or appropriate to carry out the purposes of the Plan. In addition to the adjustments to Accounts referred to in Section 3.7 above (to reflect notional investment experience), the Plan Administrator shall increase each Account to reflect additional deferrals or Matching Credits and shall decrease the Account to reflect withdrawals or distributions.

ARTICLE 4
                                    VESTING
                                    -------

4.1  Vesting of Accounts.  Each Participant shall be one hundred percent (100%)
     -------------------
     vested at all times in his or her Account. The fact that a Participant is fully vested in his or her Account shall not give the Participant (or his or her Beneficiary) any right to receive the value of such Account (as the same may from time to time be adjusted) except in accordance with the terms of the Plan.

ARTICLE 5

                              PLAN DISTRIBUTIONS
                              ------------------

5.1  Time of payment; in general.  Each Participant shall elect, in connection
     ---------------------------
     with his or her commencement of participation in the Plan, whether his or her benefits under the Plan are to be received or are to commence at termination of employment whenever occurring or, alternatively and subject to Section 5.2 below, are to be received or are to commence at a specified future date. In the absence of an affirmative election, the Participant shall be deemed to have elected to receive (or to commence to receive) his or her benefit upon termination of employment. Except as otherwise provided in the Plan, a Participant's election or deemed election in connection with commencement of participation in the Plan shall govern the distribution of all deferrals and credits under the Plan with respect to the Participant. The Participant's Employer (or, if there is more than one Employer, the Participant's several Employers on such allocated basis as the Plan Administrator determines) shall pay or commence to pay the benefit owed to the Participant or his or her Beneficiary under the Plan on or as soon as practicable following the date or event entitling the Participant or his or her Beneficiary(ies) to a distribution.

     For all purposes of the Plan, if (i) a Participant is working for an Employer (or a division or business unit of an Employer) that is sold or otherwise disposed of, or whose assets are sold are otherwise disposed of, in a transaction or a series of related transactions (a "transaction"), and
     (ii) the acquiring or surviving entity or an affiliate thereof assumes the Employer's obligations under the Plan with respect to the Participant, and
     (iii) following the transaction, the Participant continues to work for the acquiring or surviving entity or an affiliate thereof, the Participant shall not be treated as having suffered a "termination of employment" until such time as his or her employment with the acquiring or surviving entity and its affiliates terminates. Rules similar to the rule set forth in the immediately preceding sentence shall apply to any subsequent sale or disposition of the business for which the Participant is working.

5.2  Option to elect payment at a specified date; changes in distribution
     --------------------------------------------------------------------
     election.  At the time a Participant first elects to make a deferral under
     --------
     the Plan, he or she may elect that Plan benefits be distributed (or if distributable in installments, commence to be distributed) as of a fixed date not earlier than five (5) years following the date of initial participation, subject to the following rules:

     (1) All amounts deferred by the Participant or credited to his or her Account during the period between the election of a specified future distribution date and the occurrence of such date shall be distributed or commence to be distributed as soon as practicable following the occurrence of such date. For the Plan Year in which the specified distribution date falls, no deferrals under Section 3.3(a) may be made with respect to Applicable Compensation earned after the specified date.

     (2) If the specified distribution date occurs before termination of employment, the Participant's benefit shall be paid out in a single lump sum as soon as practicable following the specified date;

     (3) If the Participant's termination of employment occurs before the specified distribution date and before the Participant has both attained age 55 and completed at least five (5) years of employment with the Employer, the Participant's benefit shall be paid out in a single lump sum as soon as practicable following termination of employment;

     (4) If the Participant's termination of employment occurs after the Participant has attained age 55 and completed at least five (5) years of employment, but before the specified date, the Participant's specified-date election shall remain in effect and the Participant's benefit shall be distributed (or if distributable in installments, commence to be distributed) as soon as practicable following the specified distribution date; and

     (5) If the Participant should die before the specified distribution date, his or her benefit shall be paid in a single lump sum to his or her Beneficiary or Beneficiaries as soon as practicable following death.

Once distribution of a Participant's Account has been made in connection with the occurrence of a specified distribution date under this Section 5.2, the Participant (if then still eligible under Section 2.1 to participate in the Plan) may elect that future deferrals be distributed (or commence to be distributed) either upon termination of employment whenever occurring or, subject to the rules of this Section 5.1, upon the occurrence a new specified distribution date not fewer than five (5) years in the future; provided, that in the absence of an effective election made not later than the close of the Plan Year in which the distribution occurred, the Participant shall be deemed to have elected that future deferrals be distributed (or commence to be distributed) upon termination of employment. The election of new, future specified distribution dates in accordance with the preceding sentence shall not be considered a one-time change for purposes of Section 5.4. However, if a Participant has at any time elected or been deemed to have elected a distribution upon termination of employment, any subsequent election to specify a fixed future distribution date (not fewer than five (5) years in the future) shall be deemed a one-time change for purposes of Section 5.4. Moreover, any election to extend an already elected specified future distribution date shall be considered a change subject to the one-time change rules of Section 5.4. The Plan Administrator may prescribe additional rules to carry out the purposes of this Section and Section 5.4.

5.3  Amount and form of payment; special rules for death and disability.
     ------------------------------------------------------------------

     (1)  Amount of benefit.  The benefit payable to any Participant or
          -----------------
          Beneficiary in the Plan shall be balance of his or her Account, adjusted as described below in the case of installment payments.

     (2)  Normal form of payment.  Notwithstanding any election to the contrary,
          ----------------------
          payment of a Participant's benefit shall be made in a single cash lump sum unless the Participant

          (1) has attained age 55 before termination of employment and has completed at least five (5) years of employment with the Employer;

          (2) has previously elected to receive installment payments pursuant to Section 5.3(b) below; and

          (3) has an Account balance that at the time benefits are to commence equals at least $50,000.

     (3)  Installments.  At the time he or she first commences participation in
          ------------
          the Plan, a Participant may elect to receive his or her benefit either in the form of a single cash lump sum or (if the requirements of (a)(i), (ii) and (iii) above are ultimately satisfied) in the form of annual cash installment payments over a five, ten or fifteen-year period. Each installment payment shall be determined by dividing the Account balance (or remaining Account balance) immediately prior to the payment date by the number of installments remaining to be paid. In the absence of an election by the Participant, or if the Participant fails to satisfy one of the requirements of (a)(i), (ii) or (iii) above, the Participant's benefit shall be distributed in a single lump sum cash payment.

     (4)  Payments on account of total and permanent disability.  In the event a
          -----------------------------------------------------
          Participant becomes eligible for long term disability benefits under the Employer's long term disability plan, the Participant may request the Plan Administrator to approve an early distribution of all or a portion of his or her Account. The Plan Administrator shall have sole discretion as to whether an early distribution shall be permitted and as to the amount, form and timing of such distribution.

     (5)  Payment upon death.  As soon as practicable following a Participant's
          ------------------
          death, the Participant's remaining Account, if any, shall be distributed in a single lump sum cash payment to the Participant's Beneficiary or Beneficiaries.

5.4  One-time changes to distribution elections
     ------------------------------------------

     Each Participant has one opportunity during his or her participation in the Plan (and while the Participant is still an Employee) to change irrevocably the form of distribution or the distribution date for his or her Plan benefit in one of the following ways: (i) a change from an election or deemed election to have distribution occur upon termination of employment to an election of a specified future distribution date; (ii) a deferral of an already elected specified distribution date; (iii) a change from an election of a specified future distribution date to an election to have distribution occur upon termination of employment, or (iv) a change in the form of the distribution (installments to lump sum or vice versa). Any change described in the immediately preceding sentence must conform to the following special rules: (A) it must be made at least six (6) months prior to the beginning of the Plan Year in which the Participant's benefit, but for the change, would have been distributed or would have commenced to be distributed; and (B) it cannot result in a payment that is made or commences earlier than the January 1 which follows by at least six months the date of the change.

5.5  Hardship withdrawals.  A Participant may request a withdrawal not in excess
     --------------------
     of the lesser of (i) the balance of his or her Account, or (ii) the aggregate amount of the Participant's elective deferrals of Applicable Compensation and/or Incentive Pay credited under the Plan. For the avoidance of doubt, portions of a Participant's Account attributable to Matching Credits or to notional investment experience on any portion of the Participant's Account balance shall not be available for withdrawal. The Plan Administrator, in its sole discretion, shall determine whether to grant a withdrawal request and the amount of the withdrawal. Withdrawals shall be made first from Incentive Pay deferrals and next from Applicable Compensation deferrals.

5.6  Certain tax matters.  Payments hereunder shall be reduced by required tax
     -------------------
     withholdings. To the extent any deferral or credit under the Plan results in current "wages" for FICA purposes, a Participant's Employer may reduce other pay of the Participant to satisfy withholding requirements related thereto; but if there is no other pay (or if the Employer fails to withhold from such other pay to satisfy its FICA withholding obligations), the Participant's Account shall be appropriately reduced by the amount of the required withholding.

5.7  Distribution of taxable amounts.  Notwithstanding the foregoing, if any
     -------------------------------
     Participant or Beneficiary is determined by the Plan Administrator to be subject to federal income tax on any amount credited to his or her Account prior to the time of payment hereunder, the entire amount determined to be so taxable shall be paid by the Employer to such Participant or Beneficiary.

ARTICLE 6

                          ADMINISTRATION OF THE PLAN
                          --------------------------


6.1  Plan Administrator.  Except as the Compensation Committee of the Board may
     ------------------
     otherwise determine, the Plan Administrator shall be the Executive Vice President-Global Human Resources as from time to time in office and his or her delegates. The Plan Administrator shall have the discretionary authority to interpret the Plan, to determine an individual's eligibility for participation in or benefits under the Plan (and to determine the amount of any such benefits), to carry out the responsibilities and to exercise the authority expressly reserved to the Plan Administrator under the Plan, and to take all such other actions (whether or not expressly referenced in the Plan) as it deems necessary or appropriate to administer the Plan in accordance with its terms. However, no individual acting, directly or by delegation, as the Plan Administrator may determine his or her own rights or entitlements under the Plan.

6.2  Outside services.  The Plan Administrator may engage counsel and such
     ----------------
     clerical, financial, investment, accounting, and other specialized services as the Plan Administrator may deem necessary or appropriate in the administration of the Plan. The Plan Administrator shall be entitled to rely upon any opinions, reports, or other advice furnished by counsel or other specialists engaged for that purpose and, in so relying, shall be fully protected in any action, determination, or omission made in good faith.

6.3  Indemnification.  To the extent permitted by law and not prohibited by its
     ---------------
     charter and by-laws, State Street Corporation will indemnify and hold harmless every person serving (directly or by delegation) as Plan Administrator and the estate of such an individual if he or she is deceased from and against all claims, loss, damages, liability and reasonable costs and expenses incurred in carrying out his or her responsibilities as Plan Administrator, unless due to the gross negligence, bad faith or willful misconduct of such individual; provided, that counsel fees and amounts paid in settlement must be approved by State Street Corporation and provided further that this Section 6.3 will not apply to any claims, loss, damages, liability or costs and expenses which are covered by a liability insurance policy maintained by State Street Corporation or by the individual. The provisions of the preceding sentence shall not apply to any corporate trustee, insurance company, investment manager or outside service provider (or to any employee of any of the foregoing) unless State Street Corporation otherwise specifies in writing.

6.4  Claims procedure.  If any Participant or Beneficiary makes a claim under
     ----------------
     the Plan and the claim is denied in whole or in part, the Plan Administrator shall so notify the claimant within ninety (90) days after receipt of the claim (one hundred eighty (180) days after receipt of the claim, if the Plan Administrator requires additional time and notifies the claimant of the extension within the original 90-day period), but if the Plan Administrator fails to provide notification to the claimant, the claim shall be deemed denied at the end of the 90-day or 180-day period, whichever is applicable. Any notice of such denial shall set forth, in addition to the specific reasons for the denial, the following:

     (1)  reference to pertinent provisions of the Plan;

     (2) a description of any additional information or material necessary to perfect the claim and an explanation of why it is necessary; and

(3) an explanation of the claims review procedure including advising the claimant that he or she may request the opportunity to review pertinent Plan documents and submit a statement of issues and comments in writing.

Within sixty days following receipt of notice of denial of his or her claim, a claimant may request a review of such denial by the Plan Administrator. The Plan Administrator shall take appropriate steps to review its decision in light of any further information or comments submitted by such claimant. The Plan Administrator shall render its decision on review within sixty (60) days after claimant's request for review (one hundred twenty (120) days after receipt of the request if the Plan Administrator requires additional time and notifies the claimant of the extension within the original 60-day period) and shall advise claimant in writing of its decision on review, specifying its reasons and identifying appropriate provisions of the Plan or of its own rules, including rules adopted to address any matters raised by the then claimant, whether as a matter of first impression or otherwise. If the Plan Administrator does not provide written notice in accordance with the foregoing of its determination on review, the claimant's request for review will be deemed denied as of the end of the 60-day or 120-day period, whichever is applicable. Reference herein to "claimant" shall be deemed to include the claimant's duly authorized representative.

ARTICLE 7

                           AMENDMENT AND TERMINATION
                           -------------------------

7.1  Amendment; termination.  By action of the Compensation Committee of the
     ----------------------
     Board or its delegate, State Street Corporation reserves the absolute right at any time and from time to time to amend any or all provisions of the Plan, and to terminate the Plan at any time. In addition, the Plan Administrator shall have the right at any time and from time to time to make amendments to the Plan (in general or with respect to one or more individual Participants or Beneficiaries) that are administrative in nature and that do not materially increase the financial obligations of the Employer, including, without limitation, amendments coordinating the provisions of the Plan with the terms of any severance, separation or similar plan or agreement.

7.2  Effect of amendment or termination.  No action under Section 7.1 shall
     ----------------------------------
     operate to reduce (other than through a distribution) the balance of a Participant's Account as compared to such balance immediately prior to the effectiveness of such action. Subject to the foregoing, a Plan amendment or instrument or termination may accelerate or defer distributions under the Plan and may otherwise alter the availability of elections or other rights under the Plan.

ARTICLE 8

                           MISCELLANEOUS PROVISIONS
                           ------------------------

8.1  Source of payments.  All payments hereunder to Participants and their
     ------------------
     Beneficiaries shall be paid from the general assets of the Employer, including for this purpose, if the Employer in its sole discretion so determines, assets of one or more trusts established to assist in the payment of benefits hereunder. Any trust established pursuant to the preceding sentence shall provide that trust assets remain subject to the employer's general creditors in the event of insolvency or bankruptcy and shall otherwise contain such terms as are necessary to ensure that they do not constitute a "funding" of the Plan for purposes of the Code or ERISA.

8.2  Other arrangements made subject to the Plan.  The Committee in its
     -------------------------------------------
     discretion may provide that other deferrals of compensation by persons providing services to an Employer be governed in whole or in part by the provisions of the Plan; provided, that the second paragraph of Section 1.1 and the last sentence of Section 2.1 shall in all events apply to such extensions of the Plan. Without limiting the foregoing, (i) amounts denominated in cash that as of June 30, 1999 had been earned but were being deferred under the State Street Corporation Senior Executive Annual Incentive Plan (the "SEAIP") shall be treated, commencing July 1, 1999, as having been notionally invested pursuant to Section 3.7 of the Plan (but the distribution provisions applicable to such balances shall continue to be those which applied under the SEAIP), and (ii) amounts thereafter deferred under the terms of the SEAIP, other than any such amounts denominated in shares of Deferred Stock under the provisions of the State Street Corporation 1997 Equity Incentive Plan (or any successor plan), shall be treated for all purposes as having been deferred under the Plan and shall be subject in all respects to the terms of the Plan.

8.3  No warranties.  Neither the Plan Administrator nor any Employer warrants
     -------------
     or represents in any way that the value of a Participant's Account will increase or not decrease. Each Participant (and his or her Beneficiary) assumes all risk in connection with any change in such value.

8.4  Inalienability of benefits.  Except as required by law, no benefit under,
     --------------------------
     or interest in, the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.

8.5  Expenses.  The Employers shall pay all costs and expenses incurred in
     --------
     operating and administering the Plan.

8.6  No right of employment.  Nothing contained herein, nor any action taken
     ----------------------
     under the provisions hereof, shall be construed as giving any Participant the right to be retained in the employ of an Employer.

8.7  Headings.  The headings of the sections in the Plan are placed herein for
     --------
     convenience of reference, and, in the case of any conflict, the text of the Plan, rather than such heading, shall control.

8.8  Acceptance of Plan terms.  By executing a Deferred Compensation Agreement,
     ------------------------
     a Participant agrees, on his or her behalf and on behalf of his or her Beneficiaries, to abide by the terms of the Plan and the determinations of the Plan Administrator with respect thereto.

8.9  Construction.  The Plan shall be construed, regulated, and administered in
     ------------
     accordance with the laws of the Commonwealth of Massachusetts and applicable federal laws.

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by it duly respective duly authorized officer as of July 1, 1999.

                              STATE STREET CORPORATION


                         By:  ______________________________________